EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Western Digital Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 2-76179, 2-97365, 33-9853, 33-57953, 33-60166, 33-60168, 33-51725, 333-20359, 333-31487, 333-41423, 333-42991, 333-70413, 333-95499, 333-36332, 333-56738, 33-24585, 33-33365, 33-56128, 33-24595 and 333-107227) on Form S-8 of Western Digital Corporation and in the registration statements (Nos. 33-51695, 333-52463, 333-70785, 333-36350 and 333-49250) on Form S-3 of Western Digital Corporation of our report dated July 24, 2003, except as to the fourth paragraph of Note 3 and the sixth paragraph of Note 5, which are as of September 19, 2003, related to the consolidated balance sheets of Western Digital Corporation and subsidiaries as of June 27, 2003 and June 28, 2002 and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss) and cash flows for each of the years in the three-year period ended June 27, 2003, and the related financial statement schedule, which report appears in the June 27, 2003 annual report on Form 10-K of Western Digital Corporation.

/s/ KPMG LLP

Orange County, California
September 22, 2003